EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Pilot Transport, Inc.

     We have audited the accompanying balance sheets of Pilot Transport, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pilot Transport, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                  /S/ KPMG LLP

Detroit, Michigan
November 12, 1998


                              PILOT TRANSPORT, INC.

                                 BALANCE SHEETS


                                                                                DECEMBER 31,        SEPTEMBER 30,
                                                                              1996         1997        1998
                                                                              -----        -----       ----
                                                                                                    (UNAUDITED)
                                   ASSETS
Current assets:
   Cash                                                                       $ 13,853       12,413     181,442
   Accounts receivable..................................................     1,703,812    1,268,230   1,944,997
   Prepaid expenses.....................................................        57,545       76,355      55,428
   Contracts for trailer purchases (note 6).............................        99,458      194,510     560,471
                                                                             ---------      -------     -------

          Total current assets..........................................     1,874,668    1,551,508   2,742,338
Vehicles and equipment, net (note 2)....................................     5,071,066    4,283,866   3,680,568
                                                                             ---------    ---------   ---------

          Total assets..................................................    $6,945,734    5,835,374   6,422,906
                                                                            ==========    =========   =========


                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Loan payable (note 3)................................................    $2,200,000    1,050,000   2,005,000
   Accounts payable.....................................................       164,100       73,276     240,236
   Accrued bonus and profit sharing.....................................            --           --     792,326
   Other accrued expenses...............................................       160,000      236,852     272,528
                                                                             ---------      -------     -------
          Total current liabilities ....................................     2,524,100    1,360,128   3,310,090
                                                                            ==========    =========   =========
Stockholders' equity:
   Common stock, $1 par value; 1,000,000 shares authorized, 10,000
     shares issued and outstanding......................................        10,000       10,000      10,000
   Retained earnings....................................................     4,411,634    4,465,246   3,102,816
                                                                             ---------    ---------   ---------

          Total stockholders' equity....................................     4,421,634    4,475,246   3,112,816
                                                                             ---------    ---------   ---------

          Total liabilities and stockholders' equity....................    $6,945,734    5,835,374   6,422,906
                                                                            ==========    =========   =========







               See accompanying notes to the financial statements.



                              PILOT TRANSPORT, INC.

                            STATEMENTS OF OPERATIONS

                                                   FOR THE YEARS ENDED         FOR THE NINE MONTHS ENDED
                                                      DECEMBER 31,                   SEPTEMBER 30,
                                                      ------------                   -------------
                                                   1996            1997           1997           1998
                                                   ----            ----           ----           ----
                                                                                      (UNAUDITED)
Transportation revenue......................    $14,381,761      17,118,927     13,135,339      14,405,086
Cost of revenue.............................      9,386,529      10,066,642      7,463,219       8,906,264
                                                -----------      ----------     ----------      ----------
          Gross profit......................      4,995,232       7,052,285      5,672,120       5,498,822
Selling, general and administrative expense.      2,920,385       4,009,480      3,149,367       3,090,791
                                                -----------      ----------     ----------      ----------
          Income from operations............      2,074,847       3,042,805      2,522,753       2,408,031
Other income (expense):
   Interest.................................       (249,378)       (167,880)      (144,432)       (113,612)
   Loss on sale of assets...................        (48,926)       (167,047)      (151,709)        (31,640)
                                                -----------      ----------     ----------      ----------
          Income before income tax..........      1,776,543       2,707,878      2,226,612       2,262,779
Income taxes (note 1).......................            --             --              --             --
                                                -----------      ----------     ----------      ----------
          Net income........................    $ 1,776,543       2,707,878      2,226,612       2,262,779
                                                ===========       =========      =========       =========






               See accompanying notes to the financial statements.



                              PILOT TRANSPORT, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                  TOTAL
                                                                       COMMON     RETAINED    STOCKHOLDERS'
                                                                       STOCK      EARNINGS       EQUITY
                                                                       -----      --------       ------
Balance at December 31, 1995.......................................     $10,000    3,903,266     3,913,266
Net income--1996...................................................         --     1,776,543     1,776,543
Dividends..........................................................         --    (1,268,175)   (1,268,175)
                                                                     ----------   -----------   -----------

Balance at December 31, 1996.......................................      10,000    4,411,634     4,421,634
Net income--1997...................................................         --     2,707,878     2,707,878
Dividends..........................................................         --    (2,654,266)   (2,654,266)
                                                                     ----------   -----------   -----------

Balance at December 31, 1997.......................................      10,000    4,465,246     4,475,246
Net income nine months ended September 30, 1998 (unaudited)........         --     2,262,779     2,262,779
Dividends (unaudited)..............................................         --    (3,625,209)   (3,625,209)
                                                                     ----------   -----------   -----------

Balance at September 30, 1998 (unaudited)..........................     $10,000    3,102,816     3,112,816
                                                                     ==========    =========     =========









               See accompanying notes to the financial statements.



                              PILOT TRANSPORT, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                          NINE MONTHS ENDED
                                                           YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                                           ------------------------         -------------
                                                              1996           1997         1997         1998
                                                              ----           ----         ----         ----
                                                                                            (UNAUDITED)
Cash flows from operating activities:
   Net income                                               $1,776,543     2,707,878    2,226,612    2,262,779
   Adjustments to reconcile net income to net cash
     provided by operating activities:
        Depreciation and amortization....................      797,272       815,703      606,964      599,660
        Loss on sale of equipment........................       48,926       167,047      151,709       31,640
        Decrease (increase) in accounts receivable.......      503,556       435,582     (367,252)    (676,767)
        Decrease (increase) in prepaid expenses..........       85,253       (18,810)     (26,135)      20,927
        Decrease (increase) in equipment deposits and
          other..........................................      (94,458)      (95,052)      12,848     (365,961)
        Increase (decrease) in accounts payable and
          accrued expenses...............................       96,244       (13,972)     948,292      994,962
                                                             ----------    ----------   ----------   ---------

             Net cash provided by operations.............    3,213,336     3,998,376    3,553,038    2,867,240
                                                             ----------    ----------   ----------   ---------

Cash flows from investing activities:
   Purchases of vehicles and equipment...................   (1,625,686)     (905,247)    (799,532)    (536,703)
   Proceeds from sale of equipment.......................      338,850       709,695      610,695      508,701
                                                             ----------    ----------   ----------   ---------

             Net cash used in investing activities.......   (1,286,836)     (195,552)    (188,837)     (28,002)
                                                            -----------     ---------    ---------     --------

Cash flows from financing activities:
   Net borrowings (repayments) from facility loan........     (675,000)   (1,150,000)    (700,000)     955,000
   Dividends paid........................................   (1,268,175)   (2,654,264)  (2,654,264)  (3,625,209)
                                                            -----------   -----------  -----------  -----------

             Net cash used in financing activities.......   (1,943,175)   (3,804,264)  (3,354,264)  (2,670,209)
                                                            -----------   -----------  -----------  -----------

             Net increase (decrease) in cash.............      (16,675)       (1,440)       9,937      169,029
Cash at beginning of period..............................       30,528        13,853       13,853       12,413
                                                             ----------    ----------   ----------   ---------

Cash at end of period....................................     $ 13,853        12,413       23,790      181,442
                                                             ----------    ----------   ----------   ---------

Supplemental disclosures:
   Interest paid.........................................    $ 249,638       168,019      144,571      100,791
                                                            ===========    ==========   ==========   =========

   Income taxes paid.....................................   $       --           --            --           --
                                                            ===========    ==========   ==========   =========







               See accompanying notes to the financial statements.


                              PILOT TRANSPORT, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1996 AND 1997 AND THE
            NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 (UNAUDITED)

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (a) Description of Business

     Pilot Transport Inc. (the Company) operates a fleet of automobile carriers and provides transportation of automobiles nationwide, primarily to the automotive manufacturers. The Company's corporate headquarters are located in Brighton, Michigan and it has an office in Tempe, Arizona.

   (b) Revenue Recognition

     The Company operates one segment related to the transportation of vehicles.

     The Company's revenue is derived from customers who require transportation of vehicles. Transport revenue is recognized upon the delivery of the vehicles to their final destination. Expenses related to the generation of revenue are recognized as incurred.

   (c) Vehicles and Equipment

     Vehicles and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, the Company provides for depreciation of vehicles and equipment over the following estimated useful lives.

            Transportation equipment.................................  10 years
            Furniture and fixtures...................................   5 years
            Office and warehouse equipment...........................   5 years
            Automobiles..............................................   5 years

   (d) Income Taxes

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual Federal and state income taxes on their respective shares of the Company's taxable income. The State of Michigan has a tax based primarily on gross sales and the corporation is subject to this tax. Other states have various corporate taxes not based upon income and the corporation is subject to these taxes. All state taxes are included in selling, general and administrative expense.

     The Company utilizes accelerated depreciation for transportation equipment in reporting taxable income to its shareholders. This results in a lower tax basis for assets than is reported in the accompanying financial statements of $2,445,469, $2,027,962 and $1,729,441 at December 31, 1996 and 1997 and at
September 30, 1998, respectively.

   (e) Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                              PILOT TRANSPORT, INC.

   (f) Fair Value of Financial Instruments

     Due to the short-term nature of various financial instruments and the current variable borrowing rates available to the Company on its bank borrowings, the fair value of the Company's financial instruments approximates their carrying values.

   (g) Interim Financial Statements

     The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) VEHICLES AND EQUIPMENT

     Vehicles and equipment consist of the following:


                                                  DECEMBER 31,     SEPTEMBER 30,
                                                  ------------     -------------
                                                1996         1997        1998
                                                ----         ----        ----
Transportation equipment...................   $ 7,306,993   6,316,499  5,600,964
Automobiles................................        68,168      68,168     45,586
Office equipment...........................       223,509     270,801    323,033
Warehouse equipment and improvements.......        74,166      74,166     93,516
                                              -----------   ---------  ---------
Total .....................................     7,672,836   6,729,634  6,063,099
Accumulated depreciation...................     2,601,770   2,445,768  2,382,531
                                              -----------   ---------  ---------
     Net vehicles and equipment............   $ 5,071,066   4,283,866  3,680,568
                                              ===========   =========  =========


(3) FACILITY LOAN PAYABLE

     A note payable to Comerica Bank is a Secured Accounts Financing Facility ("Facility") Master Revolving Note with a variable rate (at one-half a percentage point less than prime rate) and is due on demand. The Facility is renewed annually. The Company can borrow up to $5,000,000 for working capital and the purchase of equipment. Advances and required repayments are determined by a formula which is based upon a percentage of eligible accounts receivable, the price of new equipment and a predetermined sliding scale of existing equipment. Collateral for this note is a first lien on all accounts receivable, vehicles and equipment. In addition, there is a third collateral position on Michigan real estate owned by the Pilot Partners, LLC (see note 5).

(4) PENSION PLAN

     The Company has a 401(k) profit-sharing plan for substantially all employees who are over 21 years of age and have six months of service.
Contributions are not required by the Company; however, when made, they are determined as a percentage of each eligible employee's salary. The Company contributions for the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 (unaudited) were $223,106, $250,991, $158,396 and $286,485, respectively.

                              PILOT TRANSPORT, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

   (5) RELATED PARTY TRANSACTIONS

     The Company has entered into several agreements with various partnerships owned by the shareholders of Pilot Transport, Inc. Following is a summary of the significant activities between the Company and the partnerships:

   (a) Equipment Leases

     The Company leased trailers from three family partnerships. The leases expired in March 1997 and were not renewed. The Company had the responsibility to repair, maintain and insure the equipment during the lease period. The Company paid these partnerships $96,000, $24,000, $24,000 and $0 in lease payments for the years ending December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 (unaudited), respectively.

   (b) Building and Land Lease

     The Company leases an office building in Brighton, Michigan and land in Tempe, Arizona from partnerships owned by the principal shareholders. All leases require the Company to maintain the facility and insure its contents. The lease of the land in Tempe, Arizona was terminated in March 1997. The Brighton property lease expires in March 1999 and requires monthly payments of $11,400. The Company paid the partnerships $180,000, $147,000, $135,000 and $102,600 for the years ending December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 (unaudited), respectively, for rental of these facilities.

(6) LONG-TERM LEASES

     The Company has entered into various operating leases for a building and certain tractors and trailers used in providing transportation services to its customers. The leases of tractors and trailers are generally over a 49-month period. Following is a schedule of future minimum rental payments required as of December 31, 1997 (including related party leases discussed in note 5(b)), which includes new leases beginning at various dates in 1998 with monthly payments of $50,650.

                  YEAR ENDING
                  DECEMBER 31,                                        AMOUNT
                  ------------                                        ------
                  1998...........................................   $ 1,104,315
                  1999...........................................     1,079,354
                  2000...........................................     1,023,666
                  2001...........................................       919,071
                  2002...........................................       285,190

     Rental expense for the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 (unaudited) was $350,281, $483,959, $332,071 and $775,621, respectively.

     The Company purchased six new "closed" trailers at September 30, 1998, for which the purchase price has been deposited with the vendor as final modifications are being made. It is anticipated these units will be delivered and placed into service in the fourth quarter of 1998. Upon delivery of these trailers, they will be subject to a sale lease-back under which the trailers will be sold at cost and leased back.

                              PILOT TRANSPORT, INC.

(7) SIGNIFICANT CONCENTRATION OF CREDIT RISK

     Approximately 65% of the Company's revenues for each of the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 were generated from General Motors and its subdivisions. The Company has entered into a three-year contract with General Motors which expires January 1, 2001 to transport vehicles at a predetermined fixed fee on select routes throughout the United States. Additional business is done on other routes at prevailing transportation rates. At September 30, 1998 and December 31, 1997 and 1996, the accounts receivable from General Motors and its subdivisions represented approximately 60% of the total.

(8) SUBSEQUENT EVENT

     The stockholders of the Company entered into a definitive agreement on November 5, 1998 to sell Pilot Transport, Inc. to United Road Services, Inc.